UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2018

Oncolix, Inc.
(Exact name of registrant as specified in its charter)

Florida	333-192405	46-3046340
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

14405 Walters Road, Suite 780 Houston, TX	77014
(address of principal executive offices)	(zip code)

281-402-3167
(registrant’s telephone number, including area code)

_____________________________________________
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in [sic] Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

In August 2017, the Company issued convertible notes to the investors in an aggregate principal amount of $4,190,463 for a purchase price of $3,561,894 (“Convertible Notes”). The Convertible Notes bear interest at a rate of 10% per annum, payable quarterly on November 1, 2017, February 1, 2018, and May 1, 2018 and thereafter, on a monthly basis until maturity. The final maturity of the Convertible Notes is November 1, 2018, but commencing on May 1, 2018 and on the first day of each month thereafter until maturity, we are required to redeem an amount of the Convertible Notes equal to 1/7th of the original principal amount, plus 10% of such monthly redemption amount as a bonus.

Effective April 27, 2018, holders of the Convertible Notes (acting through an amendment and waiver executed by holders of a majority principal amount of the Notes) waived an event of default under the Convertible Notes resulting from the failure of the Company to pay the May 1, 2018 interest payment and the May 1, 2018 principal payment and extended the respective due dates until May 30, 2018.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oncolix, Inc.

Date: May 1, 2018	By:	/s/ Michael T. Redman
Michael T. Redman
President and Chief Executive Officer

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